                                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                               RAMP SERIES 2006-EFC2 TRUST
--------------------------------------------------------------------------------------------------------------------------
                                                                     (Filed pursuant to Rule 433; SEC File No. 333-131211)

EQUIFIRST [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS

PART I OF II

$383,200,000 (APPROXIMATE)

RAMP SERIES 2006-EFC2 TRUST
Issuing Entity

EQUIFIRST CORPORATION
Originator

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006- EFC2

November 16, 2006

                                            GMAC RFC Securities [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:          Pricing Date:                     On or about  November 20, 2006
                          Settlement Date:                  On or about  November 29, 2006
                          First Payment Date:               December 26, 2006

STRUCTURE:                Fixed and ARMs:                   Senior / Subordinated structure
                          Rating Agencies:                  Moody's and S&P

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial  banking  relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The  information  in this  free  writing  prospectus  is  preliminary,  and  will be  superseded  by the  preliminary prospectus.  This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the certificates,  and you will not have any contractual  commitment  to  purchase  any  of the  certificates  until  after  you  have  received  the  preliminary prospectus.  You may  withdraw  your  offer to  purchase  certificates  at any time prior to our  acceptance  of your offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                                  RAMP SERIES 2006-EFC2
                                                $383,200,000 (APPROXIMATE)
                                            CHARACTERISTICS OF THE CERTIFICATES

CLASS              APPROXIMATE   INTEREST   PRINCIPAL     EXPECTED        EXPECTED         ASSUMED        FINAL         EXPECTED
                                                                         PRINCIPAL
                                                            WAL            WINDOW                       SCHEDULED        RATING
                                                          (YRS)(2)      (MONTHS)(2)      MATURITY TO   DISTRIBUTION    (MOODY'S /
                     SIZE(1)       TYPE        TYPE       CALL/MAT        CALL/MAT      CALL DATE (8)      DATE           S&P)
----------------- -------------- ---------- ----------- ------------- ----------------- -------------- ------------- ---------------
A-1 (3)            $156,522,000  Floating      SEQ      1.00 / 1.00   1 - 21 / 1 - 21     Aug-2008       Apr-2030       Aaa/AAA
                                                                       21 - 28 / 21 -
A-2 (3)              56,123,000  Floating      SEQ      2.00 / 2.00          28           Mar-2009       Jun-2033       Aaa/AAA
                                                                       28 - 71 / 28 -
A-3 (3) (4)          72,083,000  Floating      SEQ      3.47 / 3.47          71           Oct-2012       Sep-2036       Aaa/AAA
                                                                       71 - 78 / 71 -
A-4 (3) (4)          26,872,000  Floating      SEQ      6.44 / 8.64         184           May-2013       Dec-2036       Aaa/AAA
                                                                       42 - 47 / 42 -
M-1S (3) (4) (5)     15,000,000  Floating   SEQ / MEZ   3.69 / 3.69          47           Oct-2010       Dec-2036       Aa1/AA+
M-2S  (3) (4)                                                          47 - 75 / 47 -
(5)                  13,200,000  Floating   SEQ / MEZ   4.73 / 4.73          75           Feb-2013       Dec-2036        Aa2/AA
M-3S  (3) (4)                                                          75 - 78 / 75 -
(5)                   7,800,000  Floating   SEQ / MEZ   6.48 / 8.72         154           May-2013       Dec-2036       Aa3/AA-
                                                                       41 - 78 / 41 -
M-4  (3) (4) (5)      7,000,000  Floating      MEZ      4.54 / 4.99         135           May-2013       Dec-2036        A1/A+
                                                                       40 - 78 / 40 -
M-5  (3) (4) (5)      7,000,000  Floating      MEZ      4.51 / 4.94         130           May-2013       Dec-2036         A2/A
                                                                       39 - 78 / 39 -
M-6  (3) (4) (5)      6,200,000  Floating      MEZ      4.49 / 4.89         124           May-2013       Dec-2036        A3/A-
                                                                       39 - 78 / 39 -
M-7  (3) (4) (5)      6,200,000  Floating      MEZ      4.47 / 4.84         118           May-2013       Dec-2036      Baa1/BBB+
                                                                       38 - 78 / 38 -
M-8  (3) (4) (5)      4,200,000  Floating      MEZ      4.45 / 4.77         110           May-2013       Dec-2036       Baa2/BBB
                                                                       38 - 78 / 38 -
M-9  (3) (4) (5)      5,000,000  Floating      MEZ      4.45 / 4.71         104           May-2013       Dec-2036      Baa3/BBB-
B  (3) (4) (5)                                                         37 - 78 / 37 -
(7)                   4,400,000  Floating      SUB      4.44 / 4.61          95           May-2013       Dec-2036       Ba1/BB+
TOTAL              $387,600,000
 ---------------- -------------- ---------- ----------- ------------- ----------------- -------------- ------------- ---------------

      NOTES:
(1)      Class sizes subject to a 5% variance.
(2)      Pricing Speed Assumption:
         Fixed:   23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23% CPR thereafter).
         ARMs:    100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30%
         CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)      The pass-through rate on the Class A, Class M and Class B Certificates will be equal to the least of (i)
         one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)      If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4  Certificates will double and the margin on the Class M and Class B Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)      The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)      For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date.  For the Class A-4 and Class
         M Certificates, the Final Scheduled Distribution Date is the Distribution Date in the month following the maturity of the latest maturing Mortgage Loan
(7)      Not offered hereby.
(8)      The Offered Certificates are priced to the Optional Call Date using 100% of the Pricing Speed Assumption.

ISSUING ENTITY:                     RAMP Series 2006-EFC2 Trust.

CERTIFICATES:                       The Class A-1,  Class A-2,  Class A-3 and Class A-4  Certificates  (collectively,  the
                                    "Class A  Certificates"),  the Class  M-1S,  Class M-2S and Class  M-3S  Certificates,
                                    which are sometimes  referred to as (the "Sequential Class M Certificates"),  together with the Class M-4 through M-9 Certificates (collectively,  the "Class M Certificates"
                                    and  together  with the Class A  Certificates,  the "Offered  Certificates"),  and the
                                    Class B  Certificates  are  backed by the  Mortgage  Loans (as  defined  herein).  The
                                    Offered   Certificates  will  be  offered  pursuant  to  the  Preliminary   Prospectus
                                    Supplement  described  below.  The Class B Certificates  will be privately  placed and will not be offered pursuant to the prospectus.

MANAGER:                            Residential Funding Securities, LLC

SWAP COUNTERPARTY:                  tba.

DEPOSITOR:                          Residential  Asset  Mortgage  Products,  Inc.  ("RAMP"),  an affiliate of  Residential
                                    Funding Company, LLC.

TRUSTEE AND SUPPLEMENTAL
INTEREST TRUST TRUSTEE:             U.S. Bank National Association.

MASTER SERVICER
AND SPONSOR:                        Residential  Funding Company,  LLC (the "Sponsor",  "Master  Servicer" or "Residential
                                    Funding").

SUBSERVICER:                        Primary servicing will be provided by HomeComings  Financial LLC ("HomeComings")  with respect to all of the Mortgage  Loans.  HomeComings  is a  wholly-owned  subsidiary of
                                    Residential Funding Company, LLC.

CUT-OFF DATE:                       November 1, 2006 after deducting payments due during the month of November 2006.

CLOSING DATE:                       On or about November 29, 2006.

DISTRIBUTION DATES:                 25th of each  month  (or the  next  business  day if such day is not a  business  day)
                                    commencing on December 26, 2006.

FORM OF CERTIFICATES:               Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM
DENOMINATIONS:                      For the Class A, Class  M-1S,  Class M-2S and Class M-3S  Certificates:  $100,000  and
                                    integral  multiples  of $1 in excess  thereof;  for the Class  M-4  through  Class M-9
                                    Certificates  and Class B  Certificates:  $250,000  and  integral  multiples  of $1 in excess thereof.

ERISA CONSIDERATIONS:               Subject to the  considerations  described in the  Preliminary  Prospectus  (as defined herein),  the Offered Certificates are expected to be considered eligible for purchase by  persons  investing  assets of  employee  benefit  plans or  individual  retirement accounts.  However,  the Offered  Certificates may not be acquired or held by a person investing  assets of any such  plans or  individual  retirement  accounts  before  the termination  of the Swap  Agreement (as defined  herein),  unless such  acquisition or holding is eligible for the  exemptive  relief  available  under the service  provider exemption under Section 408(b)(17) of ERISA or one of the  investor-based  exemptions, including  Prohibited  Transaction  Class Exemption  ("PTCE")  84-14,  PTCE 90-1, PTCE
                                    91-38, PTCE 95-60 and PTCE 96-23, described in the Preliminary Prospectus.

LEGAL INVESTMENTS:                  The Offered  Certificates will not constitute  "mortgage  related  securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                         One or more REMIC elections.

MORTGAGE LOANS:
                               o        The Mortgage  Loans will consist of first and second lien,  fixed-rate  and  adjustable-rate  mortgage loans with
                                        original   principal  balances  that  may  or  may  not  conform  to  Freddie  Mac limitations  (the "Mortgage  Loans").  The pool of Mortgage Loans described herein has an approximate  aggregate  principal balance of $406,572,807 as of the Cut-off
                                        Date.  On  the  closing  date,   the  Mortgage  Loans  will  have  an  approximate
                                        aggregate principal balance of $400,000,000 as of the Cut-off Date.

                               o        As of the Cut-off  Date,  approximately  11.15% of the pool of Mortgage  Loans  described  herein  provide for an initial interest only period of up to five years.

SILENT SECONDS:                     The mortgaged  properties relating to approximately  21.30% of the statistical pool of first-lien  Mortgage  Loans,  which  are  included  in  this  pool  are  subject  to a second-lien  mortgage loan ("Silent  Seconds"),  based solely on the information  made available to the  Depositor.  The weighted  average  combined  original  loan-to-value ratio of the Mortgage Loans, including the Silent Seconds is approximately 87.22%.

RASC KS AND RAMP RS
PROGRAM ELIGIBLE:

                                    As of the Cut-off Date approximately 88.37% of the Mortgage Loans are eligible under the RASC KS program.  RFC has established the AlterNet program primarily for the purchase of Mortgage Loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or Mortgage Loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by RFC on the basis of criteria set forth in RFC's Client Guide, referred to as the Guide. For those Mortgage Loans that RFC purchased from sellers in this program, each mortgage loan determined by RFC to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

                                    As of the Cut-off Date  approximately  11.63% of the Mortgage Loans are eligible under the RAMP RS program.  RFC has established  the  "Negotiated  Conduit Asset Program" or
                                    NCA  program.  Through  the NCA  program,  RFC seeks to  acquire  recently  originated mortgage loan products with  characteristics  that do not meet traditional "A" quality credit  requirements,  which are then securitized  under the RAMP shelf. An example of an NCA program  loan  includes,  but is not limited to, a mortgage  loan with a higher loan-to-value  ratio than the credit grade within RFC's "AlterNet"  program guidelines allow.

 THE ORIGINATOR:                    EquiFirst  Corporation  (the  "Originator")  is  a  wholly-owned   subsidiary  of  EFC
                                    Holdings   Corporation   ("EFC")  and  is  engaged  in  the  business  of  originating
                                    (or  acquiring)  and  selling   nonconforming   mortgage   loans   collateralized   by
                                    one-to-four family residential  properties.  The Originator was founded in 1989 and is headquartered  in  Charlotte,  NC.  EFC  is  a  wholly  owned  subsidiary  of  Regions
                                    Financial Corporation, a publicly traded commercial bank holding company.

                                    Performance  information for certain EquiFirst  Corporation  transactions is currently available at www.gmacrfcstaticpool.com.

PRICING SPEED ASSUMPTIONS:
                              o        Fixed - 23% HEP  (2.3%  CPR in month 1,  building  to 23% CPR by month  10,  and  remaining  constant  at 23% CPR thereafter).
                              o        ARMs - 100% PPC (assumes that prepayments  start at 2% CPR in month one,  increase by  approximately  2.545% each month to 30% CPR in month  twelve,  and  remain  at 30% CPR until  month 22,  from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).

OPTIONAL CALL:                      On any  Distribution  Date on which the  aggregate  stated  principal  balance  of the
                                    Mortgage Loans after giving effect to  distributions  to be made on that  Distribution
                                    Date is less than 10% of the aggregate  principal  balance of the Mortgage Loans as of the Cut-Off Date (the date of such occurrence,  the "Optional Call Date"),  the master servicer or its designee may  terminate  the trust.  The exercise of the optional call may be subject to limitations as described in the prospectus supplement.
BASIS RISK
SHORTFALL:                          With  respect  to any class of the Class A, Class M and Class B  Certificates  and any
                                    Distribution  Date on which the Net WAC Cap Rate is used to determine the Pass-Through
                                    Rate of that class of Class A, Class M and Class B  Certificates,  an amount  equal to the  excess  of (i)  accrued  certificate  interest  for  that  class  of the  Class A
                                    Certificates,  Class M Certificates or Class B Certificates  calculated at a rate (not to exceed  14.00% per annum) equal to One-Month  LIBOR plus the related  margin,  over
                                    (ii) accrued certificate interest for that class of the Class A Certificates,  Class M
                                    Certificates or Class B Certificates calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:              With  respect to each class of the Class A, Class M and Class B  Certificates  and any
                                    Distribution  Date,  an amount equal to the aggregate  amount of Basis Risk  Shortfall for that class on that  Distribution  Date,  plus any unpaid Basis Risk Shortfall from prior Distribution Dates, plus interest thereon to the extent previously  unreimbursed by Excess Cash Flow or amounts  received under the Swap Agreement (as defined herein), at a rate equal to the related Pass-Through Rate for that class.

RELIEF ACT SHORTFALLS:              With respect to any  Distribution  Date,  the  shortfall,  if any, in  collections  of interest  resulting  from the  Servicemembers  Civil  Relief Act,  as amended,  or any similar  legislation or regulation.  Relief Act Shortfalls will be covered by the Swap
                                    Agreement and available  Excess Cash Flow in the current  period only.  Any Relief Act
                                    Shortfalls  allocated to the Class A, Class M or Class B Certificates  for the current period not covered by the Swap  Agreement  and Excess Cash Flow in the current  period will remain unpaid.

CREDIT ENHANCEMENT:                 A.  SUBORDINATION

                                    Credit  enhancement for the Class A Certificates will include the subordination of the
                                    Class M Certificates  and the Class B Certificates.  Credit  enhancement for the Class
                                    M  Certificates  will  include  the  subordination  of  each  class  of  the  Class  M
                                    Certificates with a lower payment priority and the Class B Certificates.

                                    INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

CLASS                 EXPECTED RATING       INITIAL           AFTER
                                                            STEP-DOWN
                      (MOODY'S / S&P)    CREDIT SUPPORT      SUPPORT

Class A                   Aaa/AAA            22.10%          44.20%
-------------------- ------------------- --------------- ----------------
Class M-1S                Aa1/AA+            18.35%          36.70%
-------------------- ------------------- --------------- ----------------
Class M-2S                 Aa2/AA            15.05%          30.10%
-------------------- ------------------- --------------- ----------------
Class M-3S                Aa3/AA-            13.10%          26.20%
-------------------- ------------------- --------------- ----------------
Class M-4                  A1/A+             11.35%          22.70%
-------------------- ------------------- --------------- ----------------
Class M-5                   A2/A             9.60%           19.20%
-------------------- ------------------- --------------- ----------------
Class M-6                  A3/A-             8.05%           16.10%
-------------------- ------------------- --------------- ----------------
Class M-7                Baa1/BBB+           6.50%           13.00%
-------------------- ------------------- --------------- ----------------
Class M-8                 Baa2/BBB           5.45%           10.90%
-------------------- ------------------- --------------- ----------------
Class M-9                Baa3/BBB-           4.20%            8.40%
-------------------- ------------------- --------------- ----------------
Class B                   Ba1/BB+            3.10%            6.20%
-------------------- ------------------- --------------- ----------------

For any class of Class A, Class M and Class B  Certificates,  the Initial Credit
Support is the  aggregate  certificate  principal  balance  of all  certificates subordinate  to such class as a percentage  of the  aggregate  stated  principal balance of the Mortgage Loans as of the Cut-off Date. The Initial Credit Support
includes the initial Overcollateralization Amount.

B.  OVERCOLLATERALIZATION ("OC")

INITIAL (% ORIG.)                                            3.10%
OC TARGET (% ORIG.)                                          3.10%
OC FLOOR (% ORIG.)                                           0.50%
OC STEPDOWN TARGET (% CURRENT)                               6.20%
OC HOLIDAY                                                    None

C.       EXCESS SPREAD *

                                    Initially equal to  approximately  340 basis points per annum,  for the 26 day initial accrual period.

                                    * - Excess Spread is calculated on a 30/360 basis and at the Pricing Speed Assumption.

D.       SWAP AGREEMENT

                                    Credit  enhancement for the Class A, Class M and Class B Certificates will include net payments made by the Swap Counterparty to the Supplemental  Interest Trust Trustee, on
                                    behalf of the supplemental interest trust, pursuant to the Swap Agreement.

EXCESS CASH FLOW
DISTRIBUTIONS:                      On any  Distribution  Date,  the  Excess  Cash  Flow  will  be  allocated  among  the certificates  as set forth in the  Preliminary  Prospectus in the following  order of priority:

(1)      as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class  A,  Class M and  Class B
                                        Certificates in reduction of their certificate  principal balances,  the principal portion  of  realized  losses  previously  allocated  to  reduce  the  certificate principal  balance of any class of Class A, Class M and Class B  Certificates  and remaining unreimbursed, but only to the extent of Subsequent Recoveries;

(2)      as part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class  A,  Class M and  Class B
                                        Certificates in reduction of their certificate  principal balances,  the principal portion of  realized  losses  incurred  on the  Mortgage  Loans for the  preceding calendar month;

(3)      to pay to the  holders of the Class A, Class M and Class B  Certificates  as part of the  Principal  Distribution
                                        Amount, any Overcollateralization Increase Amount;

(4)      to pay to the  holders of the Class A,  Class M and Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                                        allocated  thereto  for  that  Distribution  Date,  on a pro rata  basis  based on accrued  certificate  interest  otherwise  due thereon,  to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;

(5)      to pay to the  holders of the Class A,  Class M and Class B  Certificates,  any  prepayment  interest  shortfalls remaining  unpaid from prior  Distribution  Dates together with interest  thereon, on a pro rata basis  based on unpaid  prepayment  interest  shortfalls  previously allocated thereto;

(6)      to pay to the  holders  of the Class A  Certificates,  on a pro rata  basis,  based on the  amount of Basis  Risk
                                        Carry-Forward  Amounts previously allocated thereto that remain unreimbursed,  and then  to the  holders  of the  Class  M  Certificates,  in the  order  of  payment priority,  and then to the Class B  Certificates,  the  amount  of any Basis  Risk
                                        Shortfall Carry-Forward Amounts  remaining unpaid as of that Distribution Date;

(7)      to pay to the holders of the Class A, Class M and Class B  Certificates,  the amount of any Relief Act Shortfalls allocated thereto on that  Distribution  Date, on a pro rata basis based on Relief
                                        Act Shortfalls allocated thereto for that Distribution Date;

(8)      to pay to the holders of the Class A  Certificates,  on a pro rata basis,  based on the amount of realized losses previously  allocated  thereto that remain  unreimbursed,  and then to the holders of the Class M  Certificates,  in the order of payment  priority,  and then to the
                                        Class B  Certificates,  the principal  portion of any realized  losses  previously allocated thereto that remain unreimbursed;

(9)      to pay any Swap Termination Payments as defined herein owed to the Swap Counterparty due to a swap provider trigger event; and

(10)     to pay to the holders of the Class SB Certificates and the Class R Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                                    On any  Distribution  Date, any amounts  payable  pursuant to clauses (1), (2) and (3)
                                    above  will be  included  in the  Principal  Distribution  Amount  and will be paid as described in "Principal  Distribution  Amount" below.  Any amounts payable pursuant to clause  (8) above  shall not  accrue  interest  or reduce  the  certificate  principal balance of the Class A Certificates, Class M Certificates or Class B Certificates.

INTEREST ACCRUAL PERIOD:            From and including the preceding  Distribution Date (for the first accrual period, the closing  date) up to but  excluding  the current  Distribution  Date on an  actual/360 basis.

PASS-THROUGH RATES:                 On each  Distribution  Date, the Pass-Through Rate on each class of the Class A, Class
                                    M and Class B  Certificates  will be a per annum  rate  equal to the lesser of (x) for any  Distribution  Date which occurs prior to the second  Distribution  Date after the first possible  Optional Call Date,  One-Month  LIBOR plus the related margin for such class,  and  beginning  on the  second  Distribution  Date  after the  first  possible
                                    Optional  Call Date,  (1) with  respect  to the Class A-3 and Class A-4  Certificates,
                                    One-Month LIBOR plus 2 times the related  initial margin for such class,  and (2) with respect to the Class M Certificates  and Class B  Certificates,  One-Month  LIBOR plus
                                    1.5 times the  related  initial  margin of such class and (y) the Net WAC Cap Rate and
                                    (z) 14.00% per annum.

NET WAC
CAP RATE:                           With respect to any  Distribution  Date, a per annum rate (which will not be less than zero) equal to the excess,  if any, of (i) the product of (a) the weighted  average of the Net Mortgage  Rates of the Mortgage  Loans using the Net Mortgage  Rates in effect for the scheduled  payments due on such Mortgage  Loans during the related due period, and (b) a fraction  expressed as a  percentage,  the  numerator of which is 30 and the denominator  of which is the actual  number of days in the  related  Interest  Accrual
                                    Period  over  (ii) the  product  of  (a) a  fraction  expressed  as a  percentage  the numerator of which is the amount of any net swap payments or Swap Termination  Payment not due to a swap counterparty  trigger event owed to the Swap Counterparty as of such
                                    Distribution  Date and the  denominator  of which is the  aggregate  stated  principal balance of the Mortgage  Loans before giving effect to  distributions  of principal to be made on that Distribution Date, and (b) a fraction  expressed as a percentage,  the numerator of which is 360 and the  denominator  of which is the actual  number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:                  With respect to any Mortgage  Loan,  the mortgage rate thereon minus the rate at which the master servicing and sub-servicing fee are paid.
ELIGIBLE MASTER
SERVICING COMPENSATION:             For any Distribution  Date, an amount equal to the lesser of (a) one-twelfth of 0.125%
                                    of the stated  principal  balance of the Mortgage  Loans  immediately  preceding  that
                                    Distribution  Date, and (b) the sum of the master  servicing fee payable to the Master
                                    Servicer  in  respect of its  master  servicing  activities  and  reinvestment  income received by the Master Servicer on amounts  payable with respect to that  Distribution
                                    Date.   Excess  Cash  Flow  may  also  be  available  to  cover  prepayment   interest
                                    shortfalls, subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                           The Master Servicer will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.
OVERCOLLATERALIZATION
AMOUNT:                             With  respect to any  Distribution  Date,  the excess,  if any,  of (a) the  aggregate stated  principal  balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (b) the aggregate  certificate principal  balance of the Class A, Class M and Class B Certificates,  as of such date, before taking into account  distributions of principal to be made on that Distribution
                                    Date.
REQUIRED
OVERCOLLATERALIZATION
AMOUNT:                             With respect to any Distribution  Date (i) if such  Distribution  Date is prior to the
                                    Stepdown Date, an amount equal to 3.10% of the aggregate stated  principal  balance of the Mortgage Loans as of the Cut-off Date or (ii) if such  Distribution  Date is on or after the  Stepdown  Date,  the  greater  of (x) 6.20% of the then  current  aggregate
                                    outstanding   principal   balance  of  the  Mortgage  Loans  after  giving  effect  to distributions to be made on that Distribution  Date and (y) the  Overcollateralization
                                    Floor;  provided,  however  that  if a  Trigger  Event  is  in  effect,  the  Required
                                    Overcollateralization   Amount   will   be   an   amount   equal   to   the   Required
                                    Overcollateralization  Amount for the  immediately  preceding  Distribution  Date. The
                                    Required   Overcollateralization  Amount  may  be  reduced  from  time  to  time  with notification to the rating agencies.
OVERCOLLATERALIZATION
FLOOR:                              0.50% of the  aggregate  stated  principal  balance of the Mortgage  Loans,  as of the
                                    Cut-Off Date.

STEPDOWN DATE:                      The  Distribution  Date  which is the  earlier to occur of (i) the  Distribution  Date immediately  succeeding  the  Distribution  Date on which  the  aggregate  certificate principal  balance of the Class A  Certificates  has been reduced to zero and (ii) the later  to occur  of (x) the  Distribution  Date in  December  2009  and (y) the  first
                                    Distribution Date on which the Senior Enhancement  Percentage is greater than or equal to 44.20%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                    With respect to any Distribution  Date, an amount equal to the lesser of (i) available
                                    Excess Cash Flow available for payment of the  Overcollateralization  Increase  Amount on that  Distribution  Date,  as  provided  in  clause  (3)  under  "Excess  Cash Flow
                                    Distributions" and (ii) the excess, if any, of (x) the Required  Overcollateralization
                                    Amount for that Distribution Date over (y) the  Overcollateralization  Amount for that
                                    Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                   With  respect  to any  Distribution  Date for which the  Excess  Overcollateralization
                                    Amount is, or would be, after taking into account all other  distributions  to be made on that  Distribution  Date,  greater than zero,  an amount equal to the lesser of (i)
                                    the Excess  Overcollateralization Amount for that Distribution Date and (ii) Principal
                                    Remittance Amount for that Distribution Date.
EXCESS OVERCOLLATERALIZATION
AMOUNT:                             With   respect   to   any   Distribution   Date,   the   excess,   if   any,   of  the
                                    Overcollateralization Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:                   With respect to any  Distribution  Date,  an amount equal to the sum of (a) the excess of (1) the available  distribution  amount for that  Distribution  Date other than any amounts  received  under the Swap  Agreement  and  included  as part of the  Principal
                                    Distribution  Amount as described below under "Swap Agreement" over (2) the sum of (x)
                                    the  interest  distribution  amount for the Class A, Class M and Class B  Certificates for  that  Distribution  Date  and (y) the  lesser  of (i) the  aggregate  certificate principal  balance of the Class A, Class M and Class B Certificates  immediately prior to  such  Distribution  Date  and  (ii)  the  Principal  Remittance  Amount  for  that
                                    Distribution  Date to the extent not  needed to pay  interest  on the Class A, Class M and Class B Certificates on such Distribution  Date and (b) the  Overcollateralization
                                    Reduction  Amount.  Excess  Cash Flow may be used to protect  the Class A, Class M and
                                    Class B  Certificates  against  realized  losses by making an  additional  payment  of principal  up to the  amount of the  realized  losses as and to the  extent  described above in "Excess Cash Flow Distributions".

TRIGGER EVENT:
                                    A Trigger  Event is in effect on any  Distribution  Date if either (i) with respect to
                                    any  Distribution  Date  the  three  month  average  of  the  Sixty-Plus   Delinquency
                                    Percentage,  as determined on that Distribution Date and the immediately preceding two
                                    Distribution Dates,  equals or exceeds 36.50% of the Senior Enhancement  Percentage or
                                    (ii) the aggregate  amount of realized losses on the Mortgage Loans as a percentage of the  initial  aggregate  stated  principal  balance  of the  Mortgage  Loans as of the
                                    Cut-off Date exceeds the applicable amount set forth below:

                                                            LOSS TRIGGER
Months 25-36               1.60% in the first month plus an additional 1/12th of 2.00% for every month thereafter
                           3.60% in the first month plus an additional 1/12th of 2.05% for every month
Months 37-48               thereafter
                           5.65% in the first month plus an additional 1/12th of 1.65% for every month
Months 49-60               thereafter
                           7.30% in the first month plus an additional 1/12th of 0.95% for every month
Months 61-72               thereafter
                           8.25% in the first month plus an additional 1/12th of 0.05% for every month
Months 73-84               thereafter
Months 85 and thereafter   8.30%

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                         With  respect to any  Distribution  Date,  arithmetic  average,  for each of the three prior  Distribution  Dates  ending  with  such  Distribution  Date  of  the  fraction, expressed as a percentage,  equal to (x) the aggregate stated principal balance of the
                                    Mortgage  Loans  that are 60 or more days  delinquent  in  payment  of  principal  and interest for that Distribution  Date,  including Mortgage Loans in bankruptcy that are
                                    60 or more  days  delinquent,  foreclosure  or REO,  over  (y)  the  aggregate  stated
                                    principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                         On any  Distribution  Date, a fraction,  the  numerator of which is the sum of (i) the aggregate  certificate  principal  balance of the Class M and Class B Certificates and
                                    (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the
                                    aggregate   Principal   Distribution   Amount  on  such  Distribution  Date,  and  the
                                    denominator of which is the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:                On  any  Distribution  Date,  the  lesser  of  (a) the  excess  of  (i) the  available distribution amount over (ii) the interest  distribution amount and (b) the sum of the following:

                                    (i)     the  principal  portion of all  scheduled  monthly  payments  on the  Mortgage
                                            Loans received or advanced with respect to the related due period;

                                    (ii)    the principal  portion of all proceeds of the  repurchase  of Mortgage  Loans,
                                            or,  in  the  case  of  a  substitution,   amounts  representing  a  principal
                                            adjustment,  as required by the pooling  and  servicing  agreement  during the preceding calendar month;

                                    (iii)   the  principal  portion  of  all  other  unscheduled  collections  other  than
                                            Subsequent  Recoveries,  received on the Mortgage  Loans during the  preceding calendar  month,  or deemed  to be  received  during  the  preceding  calendar month, including,  without limitation,  full and partial principal prepayments made by the  respective  mortgagors,  to the  extent  not  distributed  in the preceding month;

                                    (iv)    the  lesser  of  (a) Subsequent  Recoveries  for  that  Distribution  Date and
                                            (b) the  principal  portion of any realized  losses  allocated to any class of the Class A,  Class M or Class B  Certificates  on a prior  Distribution  Date and remaining unpaid;

                                    (v)     the sum of (I) the lesser of (a) the  Excess  Cash Flow for that  Distribution
                                            Date,  to the extent not used in  clause (b)  (iv) above on such  Distribution
                                            Date,  and (b) the  principal  portion of any  realized  losses  incurred,  or deemed to have been  incurred,  on any Mortgage  Loans in the  calendar  month preceding  that  Distribution  Date to the extent  covered by Excess Cash Flow
                                            for  that   Distribution   Date  as   described   under   "Excess   Cash  Flow
                                            Distributions"  above and (II) the  principal  portion of any realized  losses
                                            incurred  on  the  Mortgage  Loans  in  the  calendar  month   preceding  that
                                            Distribution  Date  to the  extent  covered  by  payments  made  by  the  Swap
                                            Counterparty as described under "Swap Agreement" below; and

                                    (vi)    the sum of (I) the lesser of (a) the  Excess  Cash Flow for that  Distribution
                                            Date,  to the extent not used  pursuant  to clauses  (b) (iv) and (v) above on such  Distribution  Date,  and  (b) the  amount  of any  Overcollateralization
                                            Increase  Amount for that  Distribution  Date, to the extent covered by Excess
                                            Cash Flow for that  Distribution  Date as  described  under  "Excess Cash Flow
                                            Distributions"  above and (II) to the  extent  not  covered  by clause (I) the amount of any  Overcollateralization  Increase  Amount  for that  Distribution
                                            Date,  to the extent  covered by  payments  made by the Swap  Counterparty  as described under "Swap Agreement" below;
                                    minus

                                    (vii)   the   amount  of  any   Overcollateralization   Reduction   Amount   for  that
                                            Distribution Date; and

                                    (viii)  any capitalization reimbursement amount; and

                                    (ix)    any net swap payments or Swap Termination Payment not due to a swap counterparty trigger event owed to the Swap Counterparty to the extent not previously paid from interest or principal collections on the Mortgage Loans.

                                    In no event will the Principal  Distribution  Amount on any Distribution  Date be less than zero or greater than the outstanding  aggregate  certificate principal balance of the Class A Certificates, Class M Certificates and Class B Certificates.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the
                                    Principal  Distribution  Amount  for that  Distribution  Date or (ii) on or after  the
                                    Stepdown  Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of:

                           o        the Principal Distribution Amount for that Distribution Date; and
                           o        the excess, if any, of (A) the aggregate  certificate  principal balance of the Class A Certificates  immediately prior to that  Distribution  Date over (B) the  lesser of (x) the  product  of (1)
                                    approximately  55.80%  and (2)  the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.
PRINCIPAL REMITTANCE
AMOUNT:                             For  any  Distribution  Date,  the sum of the  following  amounts:  (i) the  principal portion of all scheduled  monthly  payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal portion of all proceeds of
                                    the  repurchase  of  Mortgage  Loans  or,  in  the  case  of   substitution,   amounts
                                    representing  a  principal  adjustment  as  required  in  the  pooling  and  servicing agreement during the preceding  calendar month; and (iii) the principal portion of all other  unscheduled  collections  received on the Mortgage  Loans during the  preceding calendar month including,  without limitation,  full and partial principal prepayments made by the  respective  mortgagors,  to the extent not  distributed  in the preceding month but excluding Subsequent Recoveries.

INTEREST
DISTRIBUTIONS:                      Distributions  to the  holders of the Class A, Class M and Class B  Certificates  will be made generally as follows:

                                    From the available  distribution  amount remaining on each  Distribution  Date (other than any  amounts  received  under the Swap  Agreement  and  included  as part of the
                                    Principal  Distribution  Amount as  described  below  under "Swap  Agreement")  after payment of certain fees and  expenses,  distribution  of accrued and unpaid  interest
                                    (less any prepayment  interest  shortfalls not covered by Eligible  Master  Servicing
                                    Compensation  or any Relief Act  Shortfalls)  to the  holders of the Class A, Class M and Class B Certificates, in the following order of priority:

(i)      To each class of the Class A  Certificates,  on a  pro-rata  basis,  based on the  accrued  certificate  interest accrued thereon;
(ii)     To the Class M-1S Certificates;
(iii)    To the Class M-2S Certificates;
(iv)     To the Class M-3S Certificates;
(v)      To the Class M-4 Certificates;
(vi)     To the Class M-5 Certificates;
(vii)    To the Class M-6 Certificates;
(viii)   To the Class M-7 Certificates;
(ix)     To the Class M-8 Certificates;
(x)      To the Class M-9 Certificates; and
(xi)     To the Class B Certificates.

PRINCIPAL DISTRIBUTIONS:
                                     The Principal Distribution Amount will be distributed as follows:

(i)      To the Class A  Certificates,  the Class A Principal  Distribution  Amount,  sequentially to the Class A-1, Class
                                            A-2,  Class A-3 and  Class A-4  Certificates  in that  order,  until the certificate principal balances thereof are reduced to zero;
(ii)     To the Class M-1S,  Class M-2S and Class M-3S  Certificates,  in that  order,  the  Sequential  Class M Principal
                                            Distribution  Amount,  in each  case  until  the  certificate  principal balance thereof has been reduced to zero;
(iii)    To the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;
(iv)     To the Class M-5  Certificates,  the Class M-5 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-5 Certificates is reduced to zero;
(v)      To the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-6 Certificates is reduced to zero;
(vi)     To the Class M-7  Certificates,  the Class M-7 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-7 Certificates is reduced to zero;
(vii)    To the Class M-8  Certificates,  the Class M-8 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-8 Certificates is reduced to zero;
(viii)   To the Class M-9  Certificates,  the Class M-9 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-9 Certificates is reduced to zero; and
(ix)     To the Class B Certificates,  the Class B Principal  Distribution Amount, until the certificate principal balance of the Class B Certificates is reduced to zero.

SEQUENTIAL CLASS M PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal Distribution Amount; and
                           o        the  excess,  if  any,  of (A) the sum of (1)  the  aggregate  certificate  principal  balance  of the  Class  A,
                                    Certificates  (after  taking  into  account  the  payment of the Class A Principal
                                    Distribution   Amount  for  that  Distribution   Date)  and  (2)  the  certificate
                                    principal  balance of the  Sequential  Class M Certificates  immediately  prior to
                                    that   Distribution   Date  over  (B)  the  lesser  of  (x)  the  product  of  (1)
                                    approximately  73.80%  and (2)  the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and Sequential Class M Principal
                                    Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution  Amount  and  Sequential  Class M  Principal  Distribution
                                    Amount Principal Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class M-2S and Class M-3S  Certificates  (after  taking  into  account  the payment  of the Class A  Principal  Distribution  Amount  and  Sequential  Class M
                                    Principal   Distribution   Amount  for  that   Distribution   Date)  and  (2)  the
                                    certificate  principal balance of the Class M-4 Certificates  immediately prior to
                                    that   Distribution   Date  over  (B)  the  lesser  of  (x)  the  product  of  (1)
                                    approximately  77.30% (2) the aggregate stated  principal  balance of the Mortgage
                                    Loans after giving effect to  distributions to be made on that  Distribution  Date and (y) the  excess,  if any, of the  aggregate  stated  principal  balance of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution Date, over the Overcollateralization Floor.
CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the Stepdown  Date if a Trigger  Event is in effect for that  Distribution  Date,  the remaining Principal  Distribution Amount for that Distribution Date after distribution
                                    of  the  Class  A  Principal   Distribution  Amount,   Sequential  Class  M  Principal
                                    Distribution  Amount and Class M-4  Principal  Distribution  Amountor (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution  Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal  Distribution Amount
                                    and Class M-4 Principal Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class  M-2S,  Class  M-3S and Class M-4  Certificates  (after  taking  into account  the  payment of the Class A  Principal  Distribution  Amount,  Sequential
                                    Class M  Principal  Distribution  Amount  and  Class  M-4  Principal  Distribution
                                    Amount for that  Distribution  Date) and (2) the certificate  principal balance of the Class M-5 Certificates  immediately  prior to that  Distribution Date over (B)
                                    the lesser of (x) the product of (1)  approximately  80.80% and (2) the  aggregate
                                    stated   principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                    distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                                    Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Sequential Class M Principal
                                    Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal
                                    Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class M-4  Principal  Distribution  Amount  and Class M-5  Principal  Distribution
                                    Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S, Class M-2S,  Class M-3S, Class M-4 and Class M-5 Certificates  (after taking
                                    into  account  the  payment  of  the  Class  A  Principal   Distribution   Amount,
                                    Sequential   Class  M  Principal   Distribution   Amount,   Class  M-4   Principal
                                    Distribution  Amount  and  Class  M-5  Principal   Distribution  Amount  for  that
                                    Distribution  Date) and (2) the  certificate  principal  balance  of the Class M-6
                                    Certificates  immediately  prior to that  Distribution Date over (B) the lesser of
                                    (x)  the  product  of (1)  approximately  83.90%  and  (2)  the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate
                                    stated   principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                    distributions    to   be   made   on   that    Distribution    Date,    over   the
                                    Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Sequential Class M Principal
                                    Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                    Distribution Amount and Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class M-4 Principal  Distribution Amount, Class M-5 Principal  Distribution Amount
                                    and Class M-6 Principal Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class M-2S,  Class M-3S,  Class M-4,  Class M-5 and Class M-6  Certificates
                                    (after  taking into  account  the  payment of the Class A  Principal  Distribution
                                    Amount,  Sequential  Class M Principal  Distribution  Amount,  Class M-4 Principal
                                    Distribution  Amount,  Class  M-5  Principal  Distribution  Amount  and  Class M-6
                                    Principal   Distribution   Amount  for  that   Distribution   Date)  and  (2)  the
                                    certificate  principal balance of the Class M-7 Certificates  immediately prior to
                                    that   Distribution   Date  over  (B)  the  lesser  of  (x)  the  product  of  (1)
                                    approximately  87.00%  and (2)  the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.
CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Sequential Class M Principal
                                    Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                    Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal
                                    Distribution Amounts or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal  Distribution
                                    Amount,   Class  M-6  Principal   Distribution  Amount  and  Class  M-7  Principal
                                    Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class  M-2S,  Class  M-3S,  Class M-4,  Class M-5,  Class M-6 and Class M-7
                                    Certificates  (after  taking  into  account  the  payment of the Class A Principal
                                    Distribution Amount,  Sequential Class M Principal  Distribution Amount, Class M-4
                                    Principal  Distribution  Amount,  Class M-5 Principal  Distribution  Amount, Class
                                    M-6  Principal  Distribution  Amount and Class M-7 Principal  Distribution  Amount
                                    for that  Distribution  Date) and (2) the  certificate  principal  balance  of the
                                    Class M-8 Certificates  immediately  prior to that  Distribution Date over (B) the lesser  of (x) the  product  of (1)  approximately  89.10%  and (2) the  aggregate
                                    stated   principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                    distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate  stated  principal  balance of the  Mortgage  Loans after giving
                                    effect  to  distributions  to  be  made  on  that  Distribution   Date,  over  the
                                    Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Sequential Class M Principal
                                    Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                    Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal
                                    Distribution Amount and Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal  Distribution
                                    Amount,   Class  M-6   Principal   Distribution   Amount,   Class  M-7   Principal
                                    Distribution Amount and Class M-8 Principal Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class M-2S,  Class M-3S,  Class M-4,  Class M-5,  Class M-6,  Class M-7 and
                                    Class M-8  Certificates  (after  taking  into  account  the payment of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal  Distribution
                                    Amount,   Class  M-6   Principal   Distribution   Amount,   Class  M-7   Principal
                                    Distribution  Amount  and  Class  M-8  Principal   Distribution  Amount  for  that
                                    Distribution  Date) and (2) the  certificate  principal  balance  of the Class M-9
                                    Certificates  immediately  prior to that  Distribution Date over (B) the lesser of
                                    (x)  the  product  of (1)  approximately  91.60%  and  (2)  the  aggregate  stated
                                    principal  balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution  Date and (y) the excess,  if any, of the  aggregate
                                    stated   principal   balance  of  the  Mortgage   Loans  after  giving  effect  to
                                    distributions    to   be   made   on   that    Distribution    Date,    over   the
                                    Overcollateralization Floor.

CLASS B PRINCIPAL
DISTRIBUTION AMOUNT:                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, Sequential Class M Principal
                                    Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal
                                    Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal
                                    Distribution Amount, Class M-8 Principal Distribution Amount and Class M-9 Principal
                                    Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

                           o        the  remaining  Principal  Distribution  Amount  for that  Distribution  Date after  distribution  of the Class A
                                    Principal  Distribution Amount,  Sequential Class M Principal Distribution Amount,
                                    Class  M-4  Principal   Distribution  Amount,  Class  M-5  Principal  Distribution
                                    Amount,   Class  M-6   Principal   Distribution   Amount,   Class  M-7   Principal
                                    Distribution  Amount,  Class  M-8  Principal  Distribution  Amount  and  Class M-9
                                    Principal Distribution Amount; and
                           o        the  excess,  if any, of (A) the sum of (1) the  aggregate  certificate  principal  balance of the Class A, Class
                                    M-1S,  Class M-2S,  Class M-3S,  Class M-4, Class M-5, Class M-6, Class M-7, Class
                                    M-8,  and Class M-9  Certificates  (after  taking into  account the payment of the
                                    Class A Principal  Distribution Amount,  Sequential Class M Principal Distribution
                                    Amount,   Class  M-4   Principal   Distribution   Amount,   Class  M-5   Principal
                                    Distribution   Amount,   Class  M-6  Principal   Distribution  Amount,  Class  M-7
                                    Principal  Distribution Amount, Class M-8 Principal  Distribution Amount and Class
                                    M-9  Principal  Distribution  Amount  for  that  Distribution  Date)  and  (2) the certificate  principal  balance of the Class B Certificates  immediately  prior to
                                    that   Distribution   Date  over  (B)  the  lesser  of  (x)  the  product  of  (1)
                                    approximately  93.80%  and (2)  the  aggregate  stated  principal  balance  of the
                                    Mortgage  Loans  after  giving  effect  to   distributions  to  be  made  on  that
                                    Distribution  Date and (y) the excess,  if any, of the aggregate  stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that Distribution Date, over the Overcollateralization Floor.

SUBSEQUENT RECOVERIES:              Subsequent recoveries,  net of reimbursable  expenses,  with respect to Mortgage Loans that have been previously liquidated and that have resulted in a realized loss.

ALLOCATION OF LOSSES:               Any realized losses will be allocated or covered as follows:

(i)      By Excess  Cash Flow for the  related  Distribution  Date as and to the extent  described  in  "Excess  Cash Flow
                                            Distributions" above;
(ii)     By any amounts available from the Swap Agreement for the related Distribution Date;
(iii)    By reduction of the  Overcollateralization  Amount, until reduced to zero (as further described in the prospectus supplement);
(iv)     To the Class B Certificates, until reduced to zero;
(v)      To the Class M-9 Certificates, until reduced to zero;
(vi)     To the Class M-8 Certificates, until reduced to zero;
(vii)    To the Class M-7 Certificates, until reduced to zero;
(viii)   To the Class M-6 Certificates, until reduced to zero;
(ix)     To the Class M-5 Certificates, until reduced to zero;
(x)      To the Class M-4 Certificates, until reduced to zero;
(xi)     To the Class M-3S Certificates, until reduced to zero;
(xii)    To the Class M-2S Certificates, until reduced to zero;
(xiii)   To the Class M-1S Certificates, until reduced to zero; and
(xiv)    To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:                The Offered  Certificates  will be offered pursuant to a Preliminary  Prospectus which includes a Preliminary  Prospectus  Supplement  (together,  the  "Preliminary  Prospectus").  Additional information  with respect to the Offered  Certificates  and the Mortgage  Loans is contained in the  Preliminary  Prospectus.  The  foregoing is  qualified in its entirety by the  information appearing in the Preliminary Prospectus.

                                                      SWAP AGREEMENT

SWAP AGREEMENT:            On the Closing Date, the  Supplemental  Interest Trust Trustee,  on behalf of the  supplemental interest trust,  will enter into a Swap Agreement (the "Swap  Agreement") with [tba] (the "Swap
                           Counterparty")  for the  benefit of the Class A, Class M and Class B  Certificates  and will be directed  to  establish  a  non-interest  bearing  account,  the  supplemental  interest  trust account.  Under the Swap Agreement,  on each  Distribution  Date (i) the Supplemental  Interest
                           Trust Trustee,  on behalf of the supplemental  interest trust, shall be obligated to pay to the
                           Swap  Counterparty  an amount,  if any, equal to 5.15% (subject to a +/- 5% variance) per annum on a notional  amount  equal to the  related  swap  notional  amount set forth in the  schedule below  and  (ii) the  Supplemental  Interest  Trust  Trustee,  on  behalf  of the  supplemental interest  trust,  will be entitled to receive  from the Swap  Counterparty  an amount  equal to
                           One-Month  LIBOR on the notional  balance equal to the related swap  notional  amount set forth in the  schedule  below  accrued  during the related  swap  accrual  period,  until the swap is retired.  Only the net  amount of the two  obligations  above  will be paid by the  appropriate party.  Upon  early  termination  of  the  Swap  Agreement,  the  Supplemental  Interest  Trust
                           Trustee,  on behalf of the supplemental  interest trust, or the Swap Counterparty may be liable to make a termination payment (the "Swap Termination  Payment") to the other party,  regardless of which  party  caused the  termination.  The Swap  Termination  Payment  will be  computed in accordance  with the  procedures  set  forth  in the  Swap  Agreement.  In the  event  that the
                           Supplemental  Interest  Trust  Trustee,  on  behalf  of the  supplemental  interest  trust,  is required  to make a Swap  Termination  Payment,  that  payment  will  be  paid  on the  related
                           Distribution  Date,  and on any  subsequent  Distribution  Dates  until paid in full,  prior to distributions  to  Certificateholders  (other  than a Swap  Termination  Payment  due to a swap provider trigger event).

SWAP AGREEMENT
NOTIONAL BALANCE
SCHEDULE:                  As to any  class of  Class  A,  Class M or Class B  Certificates,  the  respective  approximate percentage set forth below:

--------------------------- -------------------------- ------------------------- -------------------------
    DISTRIBUTION DATE         NOTIONAL BALANCE ($)        DISTRIBUTION DATE        NOTIONAL BALANCE ($)
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    December 25, 2006                  387,600,000.00       June 25, 2009                   81,063,128.14
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     January 25, 2007                  384,410,717.03       July 25, 2009                   76,322,197.41
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    February 25, 2007                  378,434,813.38      August 25, 2009                  76,322,197.41
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      March 25, 2007                   370,989,962.69     September 25, 2009                75,660,741.19
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      April 25, 2007                   362,990,820.72      October 25, 2009                 71,907,312.40
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
       May 25, 2007                    353,777,283.24     November 25, 2009                 68,352,300.03
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      June 25, 2007                    343,263,840.79     December 25, 2009                 64,983,906.64
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      July 25, 2007                    331,496,577.43      January 25, 2010                 61,791,857.79
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     August 25, 2007                   318,557,962.36     February 25, 2010                 58,766,466.26
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    September 25, 2007                 304,838,519.57       March 25, 2010                  55,898,595.61
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     October 25, 2007                  290,441,140.91       April 25, 2010                  53,179,629.68
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    November 25, 2007                  276,644,084.76        May 25, 2010                   50,601,437.59
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    December 25, 2007                  263,483,310.33       June 25, 2010                   48,156,350.47
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     January 25, 2008                  250,929,080.68       July 25, 2010                   45,837,132.98
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    February 25, 2008                  238,953,063.38      August 25, 2010                  43,636,958.17
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      March 25, 2008                   227,528,263.67     September 25, 2010                41,549,383.90
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      April 25, 2008                   216,628,960.72      October 25, 2010                 39,568,330.48
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
       May 25, 2008                    206,230,647.08     November 25, 2010                 37,688,059.84
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      June 25, 2008                    196,309,970.91     December 25, 2010                 35,903,155.73
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      July 25, 2008                    186,844,681.04      January 25, 2011                 34,208,505.23
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     August 25, 2008                   177,789,796.03     February 25, 2011                 32,599,281.19
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    September 25, 2008                 161,405,236.43       March 25, 2011                  31,070,925.90
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     October 25, 2008                  146,248,139.60       April 25, 2011                  29,619,135.54
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    November 25, 2008                  132,625,924.30        May 25, 2011                   28,239,845.59
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    December 25, 2008                  120,356,792.70       June 25, 2011                   26,894,009.84
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
     January 25, 2009                  109,308,357.79       July 25, 2011                   25,557,536.58
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
    February 25, 2009                  102,852,414.57      August 25, 2011                  24,287,168.11
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      March 25, 2009                    96,947,892.98     September 25, 2011                23,079,431.69
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
      April 25, 2009                    91,359,789.77      October 25, 2011                 21,931,045.86
--------------------------- -------------------------- ------------------------- -------------------------
--------------------------- -------------------------- ------------------------- -------------------------
       May 25, 2009                     86,070,423.11     November 25, 2011                 20,837,853.65
--------------------------- -------------------------- ------------------------- -------------------------

SUPPLEMENTAL
INTEREST TRUST
 ACCOUNT:                  Amounts payable by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, in respect of net swap payments and Swap Termination Payments (other than
                           Swap Termination Payments resulting from a swap counterparty trigger event) will be deducted from the available distribution amount before distributions to the holders of the Class A,
                           Class M and Class B Certificates. On each Distribution Date, such amounts will be distributed by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap
                           Termination Payment not due to a swap counterparty trigger event owed to the Swap
                           Counterparty pursuant to the Swap Agreement.  Payments by the Supplemental Interest Trust
                           Trustee, on behalf of the supplemental interest trust,  to the Swap Counterparty in respect of any Swap Termination Payment triggered by a swap counterparty trigger event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A, Class
                           M and Class B Certificates and will be paid by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust,  to the Swap Counterparty as set forth in the pooling and servicing agreement.

                           Amounts payable by the Swap Counterparty to the Supplemental Interest Trust Trustee, on
                           behalf of the supplemental interest trust, will be deposited by the Supplemental Interest
                           Trust Trustee into the supplemental interest trust account.  On each distribution date the
                           Trustee will withdraw the following amounts from the supplemental interest trust account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

(1)      as part of the Principal  Distribution  Amount,  to pay to the holders of the Class A  Certificates,  the Class M
                              Certificates  and the Class B Certificates  the principal  portion of any realized losses incurred for the preceding calendar month;

(2)      to pay to the  holders of the Class A, Class M and Class B  Certificates  as part of the  Principal  Distribution
                              Amount, any Overcollateralization Increase Amount;

(3)      to pay to the  holders of the Class A,  Class M and Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                              allocated  thereto for that  Distribution  Date,  on a pro rata basis based on Prepayment
                              Interest  Shortfalls  allocated thereto, to the extent not covered by the Eligible Master
                              Servicing Compensation on that Distribution Date;

(4)      to pay to the  holders  the  Class A,  Class M and  Class B  Certificates,  any  Prepayment  Interest  Shortfalls
                              remaining unpaid from prior Distribution  Dates together with interest thereon,  on a pro rata basis based on unpaid Prepayment  Interest Shortfalls  previously  allocated thereto that remain unreimbursed;

(5)      to pay to the holders of the Class A  Certificates,  on a pro rata  basis,  based on the amount of the Basis Risk
                              Shortfall  Carry-Forward  Amounts previously  allocated thereto that remain unreimbursed, the Basis Risk Shortfall  Carry-Forward  Amounts,  and then the Class M Certificates,  in order of their payment priority, and then to the Class B Certificates,  the amount of any
                              Basis Risk Shortfall Carry Forward Amounts remaining unpaid as of that Distribution Date;

(6)      to pay to the holders of the Class A, Class M and Class B Certificates, the amount of any Relief Act Shortfalls allocated thereto on that Distribution Date, on a pro rata basis based on Relief Act
                              Shortfalls allocated thereto;

(7)      to pay to the holders of the Class A Certificates, on a pro rata basis, based on the amount of realized losses previously allocated thereto that remain unreimbursed, and then to the Class M
                              Certificates in order of priority, and then to the Class B Certificates, the principal portion of any realized losses previously allocated thereto that remain unreimbursed; and

(8)      to pay to the holders of the Class SB Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

                           On any Distribution Date, the amounts described in clauses (1) through (7) above will be paid first from Excess Cash Flow as described above and "Excess Cash Flow" for that Distribution
                           Date and second from amounts received by the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust, under the Swap Agreement.

                           On any Distribution Date, any amounts payable pursuant to clauses (1) and (2) above will be included in the Principal Distribution Amount and shall be paid as described in "Principal
                           Distribution Amount" above.

                                                  RATING AGENCY CONTACTS

 MOODY'S:                                Todd Swanson                                            (415) 274-1714
 S&P:                                    Jack Kahan                                               (212) 438-1622

                                                            FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                               RAMP SERIES 2006-EFC2 TRUST
--------------------------------------------------------------------------------------------------------------------------
                                                                     (Filed pursuant to Rule 433; SEC File No. 333-125845)

EQUIFIRST[GRAPHIC OMITTED]

FREE WRITING PROSPECTUS

PART II OF II

$383,200,000 (APPROXIMATE)

RAMP SERIES 2006-EFC2 TRUST
Issuing Entity

EQUIFIRST CORPORATION
Originator

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Master Servicer and Sponsor

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006- EFC2

November 16, 2006

                                           GMAC RFC Securities [GRAPHIC OMITTED]

                ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC.

             STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Company, LLC ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE  DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING TO WHICH
THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION  STATEMENT AND
OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR  ON THE  SEC  WEB  SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER  PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU
THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an investment or commercial  banking  relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange
Commission because they contain important information.

The  information  in this  free  writing  prospectus  is  preliminary,  and  will be  superseded  by the  preliminary prospectus.  This free writing  prospectus  is being  delivered to you solely to provide you with  information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual  commitment by you to purchase any of the certificates  until we have accepted your offer to purchase  certificates.  We will not accept any offer by you to purchase the certificates,  and you will not have any contractual  commitment  to  purchase  any  of the  certificates  until  after  you  have  received  the  preliminary
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offer. The information in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.
All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial
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The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers,
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Finally,  RFS has not addressed the legal,  accounting and tax  implications of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                                      TOTAL                              MINIMUM      MAXIMUM
Aggregate Current Principal Balance                                            $406,572,807.15   $14,992.54  $1,278,187.34
Number of Mortgage Loans                                                                 2,425

Average Current Principal Balance                                                  $167,658.89
Weighted Average Original Loan-to-Value                                                 83.28%       20.00%        101.00%
Weighted Average Mortgage Rate                                                           8.42%        6.04%         13.35%
Weighted Average Net Mortgage Rate                                                       7.92%        5.54%         12.85%
Weighted Average Note Margin                                                             5.71%        2.19%          8.89%
Weighted Average Maximum Mortgage Rate                                                  14.29%       12.04%         18.00%
Weighted Average Minimum Mortgage Rate                                                   8.29%        6.04%         12.00%
Weighted Average Term to Next Rate Adjustment Date (months)                                 26            6             60
Weighted Average Remaining Term to Stated Maturity (months)                                357          178            360
Weighted Average Credit Score                                                              629          500            810

Weighted Average reflected in Total
                                                                                                PERCENT OF CUT-OFF DATE
                                                                           RANGE                PRINCIPAL BALANCE
Product Type                                                 Hybrid ARM                              74.20%
                                                             Fixed                                   25.80%

Lien                                                         First                                   95.83%
                                                             Second                                   4.17%

Property Type                                                Single Family (detached)                85.77%
                                                             Townhouse/rowhouse                       3.33%
                                                             Condo-Low-Rise (Less than 5
                                                             stories)                                 4.61%
                                                             Condo High-Rise (9 stories or
                                                             more)                                    0.06%
                                                             Detached PUD                             1.68%
                                                             Attached PUD                             0.26%
                                                             Two-to-four family units                 4.24%
                                                             Leasehold                                0.04%

Occupancy Status                                             Primary Residence                       93.88%
                                                             Second/Vacation                          1.10%
                                                             Non Owner Occupied                       5.02%

Documentation Type                                           Full Documentation                      65.04%
                                                             Reduced Documentation                   34.96%

Loans with Prepayment penalties                                                                      65.69%

Interest Only Percentage                                                                             11.15%

Loans serviced by Homecomings                                                                       100.00%

                                            LIEN POSITION OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE          WEIGHTED          WEIGHTED
                             NUMBER OF     PRINCIPAL       PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       AVERAGE
LIEN POSITION                  LOANS        BALANCE         BALANCE          BALANCE           SCORE          ORIGINAL LTV
--------------------------- ------------ --------------- --------------- ---------------- ----------------- -----------------
First Lien                     2,085      $389,604,349        95.83%       $ 186,861             628              82.56%

Second Lien                     340       $16,968,458          4.17           49,907             664              99.79

TOTAL:                         2,425      406,572,807        100.00%       $ 167,659             629              83.28%
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            PRODUCT TYPE OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE          WEIGHTED          WEIGHTED
                             NUMBER OF     PRINCIPAL       PRINCIPAL        PRINCIPAL      AVERAGE CREDIT       AVERAGE
PRODUCT TYPE                   LOANS        BALANCE         BALANCE          BALANCE           SCORE          ORIGINAL LTV
--------------------------- ------------ --------------- --------------- ---------------- ----------------- -----------------
2YR Hybrid                      734     $124,876,989         30.71%        $ 170,132             616              83.51%

2YR Hybrid 40/30 Balloon        414      94,105,626          23.15           227,308            628              81.51

2YR Hybrid IO                   134      32,242,249           7.93           240,614            644              82.40

3YR Hybrid                      88       15,103,802           3.71           171,634            607              83.51

3YR Hybrid 40/30 Balloon        53       10,714,950           2.64           202,169            625              84.26

3YR Hybrid IO                   18       4,506,120            1.11           250,340            642              81.45

5YR Hybrid                      37       8,134,932            2.00           219,863            640              82.24

5YR Hybrid 40/30 Balloon        24       6,027,179            1.48           251,132            641              79.34

5YR Hybrid IO                   18       5,971,900            1.47           331,772            659              79.29

FRM                             814      88,107,319          21.67           108,240            641              85.45

FRM 30/40 Balloon               82       14,177,692           3.49           172,899            632              84.75

FRM IO                           9       2,604,050            0.64           289,339            664              85.25

TOTAL:                         2,425     $406,572,807        100.00%       $ 167,659            629              83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                             CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                              % OF           AVERAGE          WEIGHTED
                             NUMBER OF     PRINCIPAL       PRINCIPAL        PRINCIPAL         AVERAGE
CREDIT SCORE RANGE             LOANS        BALANCE         BALANCE          BALANCE        ORIGINAL LTV
--------------------------- ------------ --------------- --------------- ---------------- -----------------
500 - 519                       19       $3,324,770          0.82%        $ 174,988            68.40%

520 - 539                       97       14,685,247           3.61           151,394           78.17

540 - 559                       105      16,783,879           4.13           159,846           77.87

560 - 579                       155      26,881,954           6.61           173,432           80.59

580 - 599                       244      41,580,303          10.23           170,411           80.58

600 - 619                       371      62,501,093          15.37           168,467           83.60

620 - 639                       400      72,030,122          17.72           180,075           85.19

640 - 659                       373      56,641,013          13.93           151,853           83.27

660 - 679                       333      55,768,558          13.72           167,473           84.94

680 - 699                       162      26,332,428           6.48           162,546           85.34

700 - 719                       81       14,951,573           3.68           184,587           86.96

720 - 739                       39       7,176,785            1.77           184,020           87.58

740 - 759                       20       3,220,195            0.79           161,010           81.47

760 or Greater                  26       4,694,887            1.15           180,573           86.72

TOTAL:                         2,425     $406,572,807        100.00%       $ 167,659           83.28%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately 629.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                               % OF           AVERAGE          WEIGHTED         WEIGHTED
ORIGINAL MORTGAGE LOAN        NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL      AVERAGE CREDIT       AVERAGE
BALANCE ($)                     LOANS         BALANCE         BALANCE         BALANCE           SCORE         ORIGINAL LTV
---------------------------- ------------ ---------------- -------------- ---------------- ----------------- ----------------
100,000 or less                  657      $41,148,213         10.12%       $   62,630            631              88.48%
100,001 to 200,000              1,098     159,904,305         39.33           145,632            623              82.53

200,001 to 300,000               411      99,194,550           24.40          241,349            629              81.98

300,001 to 400,000               144      48,914,692           12.03          339,685            628              82.66

400,001 to 500,000               75       33,683,619           8.28           449,115            643              84.84

500,001 to 600,000               32       17,591,905           4.33           549,747            648              82.31

600,001 to 700,000                5       3,109,789            0.76           621,958            646              92.57

700,001 to 800,000                1       750,000              0.18           750,000            673              89.00

900,001 to 1,000,000              1       997,548              0.25           997,548            674              85.00

1,200,001 to 1,300,000            1       1,278,187            0.31        1,278,187             669              80.00

TOTAL:                          2,425     $406,572,807        100.00%      $ 167,659             629              83.28%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $167,659.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                               % OF           AVERAGE          WEIGHTED         WEIGHTED
                              NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL      AVERAGE CREDIT       AVERAGE
NET MORTGAGE RATES (%)          LOANS         BALANCE         BALANCE         BALANCE           SCORE         ORIGINAL LTV
---------------------------- ------------ ---------------- -------------- ---------------- ----------------- ----------------
5.500 - 5.999                    23       $5,600,134           1.38%        $ 243,484            677             71.90%

6.000 - 6.499                    109      24,708,174           6.08           226,680            662              76.19

6.500 - 6.999                    188      39,519,712           9.72           210,211            650              77.77

7.000 - 7.499                    477      99,006,086           24.35          207,560            638              79.81

7.500 - 7.999                    337      62,596,822           15.40          185,747            627              81.64

8.000 - 8.499                    430      77,392,881           19.04          179,983            621              85.87

8.500 - 8.999                    222      35,720,682           8.79           160,904            614              87.85

9.000 - 9.499                    238      31,708,717           7.80           133,230            596              89.88

9.500 - 9.999                    145      13,388,014           3.29             92,331           603              91.64

10.000 - 10.499                  50       4,938,958            1.21             98,779           583              92.44

10.500 - 10.999                  77       4,553,606            1.12             59,138           665              98.07

11.000 - 11.499                  92       5,641,289            1.39             61,318           647              97.44

11.500 - 11.999                   9       601,128              0.15             66,792           629              93.46

12.000 - 12.499                  23       894,521              0.22             38,892           607              99.62

12.500 - 12.999                   5       302,085              0.07             60,417           605             100.00

TOTAL:                          2,425      $406,572,807       100.00%      $ 167,659             629             83.28%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 7.9237% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                     MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                            % OF           AVERAGE
                           NUMBER OF     PRINCIPAL       PRINCIPAL        PRINCIPAL     WEIGHTED AVERAGE   WEIGHTED AVERAGE
MORTGAGE RATE (%)            LOANS        BALANCE         BALANCE          BALANCE        CREDIT SCORE       ORIGINAL LTV
------------------------- ------------ --------------- --------------- ---------------- ------------------ ------------------
6.000 - 6.499                 23       $5,600,134          1.38%        $ 243,484              677              71.90%

6.500 - 6.999                 108      24,504,384           6.03           226,892             663               76.15

7.000 - 7.499                 189      39,723,502           9.77           210,177             650               77.78

7.500 - 7.999                 477      99,006,086          24.35           207,560             638               79.81

8.000 - 8.499                 337      62,596,822          15.40           185,747             627               81.64

8.500 - 8.999                 430      77,392,881          19.04           179,983             621               85.87

9.000 - 9.499                 222      35,720,682           8.79           160,904             614               87.85

9.500 - 9.999                 238      31,708,717           7.80           133,230             596               89.88

10.000 - 10.499               144      13,085,140           3.22             90,869            604               91.56

10.500 - 10.999               51       5,241,832            1.29           102,781             582               92.59

11.000 - 11.499               77       4,553,606            1.12             59,138            665               98.07

11.500 - 11.999               92       5,641,289            1.39             61,318            647               97.44

12.000 - 12.499                9       601,128              0.15             66,792            629               93.46

12.500 - 12.999               23       894,521              0.22             38,892            607               99.62

13.000 - 13.499                5       302,085              0.07             60,417            605              100.00

TOTAL:                       2,425      $406,572,807      100.00%       $ 167,659              629              83.28%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.4237% per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                            % OF           AVERAGE
                           NUMBER OF     PRINCIPAL       PRINCIPAL        PRINCIPAL     WEIGHTED AVERAGE
ORIGINAL LTV RATIO (%)       LOANS        BALANCE         BALANCE          BALANCE        CREDIT SCORE
------------------------- ------------ --------------- --------------- ---------------- ------------------
0.01 - 50.00                  40       $5,474,512          1.35%        $ 136,863              619

50.01 - 55.00                 28       5,189,069            1.28           185,324             617

55.01 - 60.00                 50       9,186,967            2.26           183,739             609

60.01 - 65.00                 64       10,932,544           2.69           170,821             593

65.01 - 70.00                 96       18,155,844           4.47           189,123             595

70.01 - 75.00                 120      23,039,708           5.67           191,998             610

75.01 - 80.00                 684      124,456,113         30.61           181,953             639

80.01 - 85.00                 282      56,456,300          13.89           200,200             619

85.01 - 90.00                 376      75,704,015          18.62           201,340             621

90.01 - 95.00                 162      30,695,452           7.55           189,478             640

95.01 - 100.00                522      47,237,877          11.62             90,494            658

100.01 - 110.00                1       44,405               0.01             44,405            740
TOTAL:                       2,425      $406,572,807      100.00%       $ 167,659              629

As of the cut-off date, the weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.28%.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                         GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                        % OF
                      NUMBER OF      PRINCIPAL       PRINCIPAL          AVERAGE        WEIGHTED AVERAGE    WEIGHTED AVERAGE
STATE                   LOANS         BALANCE         BALANCE      PRINCIPAL BALANCE     CREDIT SCORE        ORIGINAL LTV
--------------------- ----------- ---------------- --------------- ------------------ -------------------- ------------------
Alabama                   32        $4,076,069          1.00%        $ 127,377                 620               87.65%

Arkansas                  6           706,734           0.17           117,789                626                88.74

Arizona                  147        28,164,980          6.93           191,599                631                79.60

California               185        55,605,121         13.68           300,568                646                80.60

Colorado                  32         5,256,439          1.29           164,264                624                83.48

Connecticut               15         2,634,652          0.65           175,643                632                82.30

District of Columbia      2           247,144           0.06           123,572                653                87.02

Delaware                  25         4,175,611          1.03           167,024                622                85.09

Florida                  133        22,644,442          5.57           170,259                620                78.92

Georgia                   93        13,216,452          3.25           142,112                632                85.81

Iowa                      11         1,224,036          0.30           111,276                652                89.71

Idaho                     8          1,172,464          0.29           146,558                628                85.38

Illinois                 207        33,269,610          8.18           160,723                630                83.64

Indiana                   61         6,482,044          1.59           106,263                612                89.17

Kansas                    9           999,608           0.25           111,068                612                87.04

Kentucky                  25         2,646,208          0.65           105,848                628                87.85

Louisiana                 37         5,016,335          1.23           135,577                615                85.18

Massachusetts             32         6,978,636          1.72           218,082                621                79.29

Maryland                 135        29,028,686          7.14           215,027                622                83.06

Maine                     43         6,568,208          1.62           152,749                639                87.77

Michigan                  44         6,219,430          1.53           141,351                626                86.83

Minnesota                 33         5,274,462          1.30           159,832                634                85.18

Missouri                  49         5,947,408          1.46           121,376                619                86.68

Mississippi               23         2,434,972          0.60           105,868                617                87.33

Montana                   7          1,121,480          0.28           160,211                631                73.47

North Carolina           106        13,579,342          3.34           128,107                614                86.19

Nebraska                  4           500,915           0.12           125,229                619                96.67

New Hampshire             4           714,548           0.18           178,637                601                77.23

New Jersey                98        22,409,519          5.51           228,669                631                82.65

New Mexico                30         4,040,219          0.99           134,674                631                87.39

Nevada                    45         8,805,658          2.17           195,681                622                80.54

New York                  51         8,365,889          2.06           164,037                622                85.91

Ohio                      47         7,108,282          1.75           151,240                621                87.69

Oklahoma                  23         2,293,528          0.56             99,719               620                91.74

Oregon                    16         3,191,577          0.78           199,474                611                80.53

Pennsylvania             106        14,233,581          3.50           134,279                634                86.15

Rhode Island              16         3,638,046          0.89           227,378                655                79.88

South Carolina            41         5,174,903          1.27           126,217                619                86.64

South Dakota              4           527,134           0.13           131,784                612                86.91

Tennessee                 78         7,937,055          1.95           101,757                631                84.60

Texas                    133        12,558,619          3.09             94,426               630                84.57

Utah                      22         2,886,825          0.71           131,219                664                83.74

Virginia                 114        22,027,828          5.42           193,227                628                81.67

Vermont                   1           191,157           0.05           191,157                623                85.00

Washington                59        10,527,306          2.59           178,429                628                83.34

Wisconsin                 31         4,340,383          1.07           140,012                630                89.84

Wyoming                   2           409,263           0.10           204,631                600                92.13
TOTAL:                  2,425       $406,572,807      100.00%       $ 167,659                 629               83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                      % OF         AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL     PRINCIPAL       AVERAGE         AVERAGE
LOAN PURPOSE                             LOANS        BALANCE        BALANCE       BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ -------------- --------------- --------------
Purchase                                  851       $114,626,839     28.19%      $  134,697          647           86.79%

Rate/Term Refinance                        81      12,182,812         3.00          150,405          618            82.55

Equity Refinance                         1,493     279,763,156        68.81         187,383          622            81.87
TOTAL:                                   2,425     $406,572,807      100.00%     $  167,659          629            83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                  MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                      % OF         AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL     PRINCIPAL       AVERAGE         AVERAGE
DOCUMENTATION                            LOANS        BALANCE        BALANCE       BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ -------------- --------------- --------------
Full Documentation                       1,657      $264,416,568     65.04%      $  159,575          619            83.10%

Reduced Documentation                     768      142,156,239        34.96         185,099          649            83.61
TOTAL:                                   2,425      $406,572,807     100.00%     $  167,659          629            83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                           OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                      % OF         AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL     PRINCIPAL       AVERAGE         AVERAGE
OCCUPANCY TYPE                           LOANS        BALANCE        BALANCE       BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ -------------- --------------- --------------
Primary Residence                        2,267      $381,676,025     93.88%      $  168,362          628            83.48%

Second/Vacation                            24      4,471,499          1.10          186,312          651            83.36

Non-Owner Occupied                        134      20,425,283         5.02          152,427          651            79.46
TOTAL:                                   2,425      $406,572,807     100.00%     $  167,659          629            83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                      % OF         AVERAGE        WEIGHTED       WEIGHTED
                                       NUMBER OF     PRINCIPAL      PRINCIPAL     PRINCIPAL       AVERAGE         AVERAGE
PROPERTY TYPE                            LOANS        BALANCE        BALANCE       BALANCE      CREDIT SCORE   ORIGINAL LTV
-------------------------------------- ----------- --------------- ------------ -------------- --------------- --------------
Single-family detached                   2,081      $348,737,003     85.77%      $ 167,581          627            83.38%

Townhouse                                  90      13,557,063         3.33          150,634         631            84.13

Condo-Low-Rise(Less than 5 stories)       124      18,740,994         4.61          151,137         647            83.65

Condo High-Rise (9 stories or more)        1       224,870            0.06          224,870         554            40.00

Planned Unit Developments (detached)       37      6,845,311          1.68          185,008         633            81.20

Planned Unit Developments (attached)       5       1,052,592          0.26          210,518         619            81.27

Two-to-four family units                   85      17,258,600         4.24          203,042         649            81.77

Leasehold                                  2       156,374            0.04           78,187         623            74.66

TOTAL:                                   2,425      $406,572,807     100.00%     $  167,659         629            83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            CREDIT GRADES OF THE AGGREGATE LOANS
                                                                            AVERAGE                             WEIGHTED
                          NUMBER OF      PRINCIPAL     % OF PRINCIPAL      PRINCIPAL      WEIGHTED AVERAGE       AVERAGE
AGGREGATE CREDIT GRADE      LOANS         BALANCE          BALANCE          BALANCE         CREDIT SCORE      ORIGINAL LTV
------------------------ ------------- --------------- ---------------- ----------------- ------------------ ----------------
A4                          1,092       $206,114,674       50.70%        $ 188,750               637              83.38%

A5                           880       120,045,733          29.53           136,416              636              85.42

AX                           171       30,814,784           7.58            180,203              608              82.13

AM                           121       21,767,741           5.35            179,899              599              79.43

B                             46       8,503,701            2.09            184,863              576              77.73

BN                            1        538,776              0.13            538,776              690              80.00

C                            114       18,787,398           4.62            164,802              597              77.41
TOTAL:                      2,425       $406,572,807       100.00%       $  167,659              629              83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                      PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                            AVERAGE                             WEIGHTED
                          NUMBER OF      PRINCIPAL     % OF PRINCIPAL      PRINCIPAL      WEIGHTED AVERAGE       AVERAGE
PREPAYMENT PENALTY TERM     LOANS         BALANCE          BALANCE          BALANCE         CREDIT SCORE      ORIGINAL LTV
------------------------ ------------- --------------- ---------------- ----------------- ------------------ ----------------
None                         900        $139,496,490       34.31%        $ 154,996               626              84.42%

6 Months                      1        119,842              0.03            119,842              605              75.00

12 Months                    114       23,505,521           5.78            206,189              644              82.25

24 Months                    840       144,035,709          35.43           171,471              626              83.20

30 Months                     3        536,141              0.13            178,714              629              82.15

36 Months                    567       98,879,104           24.32           174,390              635              82.05

TOTAL:                      2,425       $406,572,807       100.00%       $  167,659              629              83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                         INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                            AVERAGE                             WEIGHTED
                          NUMBER OF      PRINCIPAL     % OF PRINCIPAL      PRINCIPAL      WEIGHTED AVERAGE       AVERAGE
INTEREST ONLY TERM          LOANS         BALANCE          BALANCE          BALANCE         CREDIT SCORE      ORIGINAL LTV
------------------------ ------------- --------------- ---------------- ----------------- ------------------ ----------------
None                        2,246       $361,248,489       88.85%        $ 160,841               627              83.43%

60 Months                    179       45,324,318           11.15           253,208              647              82.06
TOTAL:                      2,425       $406,572,807       100.00%       $  167,659              629              83.28%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                            NOTE MARGINS OF THE AGGREGATE LOANS
                                                                 % OF          AVERAGE         WEIGHTED         WEIGHTED
                                NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT       AVERAGE
NOTE MARGIN (%)                   LOANS         BALANCE        BALANCE         BALANCE           SCORE        ORIGINAL LTV
------------------------------- ----------- ---------------- ------------- ---------------- ---------------- ----------------
Fixed Rate Mortgages               905       $104,889,061       25.80%      $ 115,900             641            85.35%

2.000 - 2.499                       4       1,552,560            0.38          388,140            695             80.04

2.500 - 2.999                       4       1,291,819            0.32          322,955            684             80.00

3.000 - 3.499                       4       1,087,937            0.27          271,984            657             85.78

3.500 - 3.999                       18      4,459,268            1.10          247,737            679             72.16

4.000 - 4.499                       65      16,039,676           3.95          246,764            657             77.58

4.500 - 4.999                      163      35,623,180           8.76          218,547            646             77.80

5.000 - 5.499                      327      70,761,669          17.40          216,397            633             79.71

5.500 - 5.999                      299      59,454,134          14.62          198,843            621             81.95

6.000 - 6.499                      279      52,933,151          13.02          189,725            618             86.34

6.500 - 6.999                      171      30,925,960           7.61          180,854            612             87.93

7.000 - 7.499                      116      19,229,599           4.73          165,772            587             89.16

7.500 - 7.999                       51      6,345,316            1.56          124,418            570             86.96

8.000 - 8.499                       17      1,861,870            0.46          109,522            557             91.05

8.500 - 8.999                       2       117,608              0.03           58,804            608             94.13
TOTAL:                            2,425      $406,572,807      100.00%      $  167,659            629             83.28%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.7111%
per annum.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                 % OF          AVERAGE         WEIGHTED         WEIGHTED
                                NUMBER OF      PRINCIPAL      PRINCIPAL       PRINCIPAL     AVERAGE CREDIT       AVERAGE
MAXIMUM MORTGAGE RATE (%)         LOANS         BALANCE        BALANCE         BALANCE           SCORE        ORIGINAL LTV
------------------------------- ----------- ---------------- ------------- ---------------- ---------------- ----------------
Fixed Rate Mortgages               905       $104,889,061       25.80%      $ 115,900             641             85.35%

12.000 - 12.999                     88      22,226,810           5.47          252,577            664             76.55
13.000 - 13.999                    488         108,129,315      26.60          221,576            639             79.17
14.000 - 14.999                    570         108,942,752      26.80          191,128            621             84.05

15.000 - 15.999                    297      52,889,151          13.01          178,078            602             88.05

16.000 - 16.999                     72      9,158,302            2.25          127,199            563             87.67

17.000 - 17.999                     4       261,959              0.06           65,490            578             89.46

18.000 - 18.999                     1       75,457               0.02           75,457            534             68.00
TOTAL:                            2,425      $406,572,807      100.00%      $  167,659            629             83.28%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.2939%
per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                       MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                             % OF           AVERAGE                             WEIGHTED
MINIMUM MORTGAGE RATES      NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
(%)                           LOANS         BALANCE         BALANCE         BALANCE        CREDIT SCORE       ORIGINAL LTV
-------------------------- ------------ ---------------- -------------- ---------------- ------------------ -----------------
Fixed Rate Mortgages           905       $104,889,061       25.80%       $ 115,900              641              85.35%

6.000 - 6.999                  88       22,226,810           5.47           252,577             664              76.55
7.000 - 7.999                  488         108,129,315       26.60          221,576             639              79.17
8.000 - 8.999                  570         108,942,752       26.80          191,128             621              84.05

9.000 - 9.999                  297      52,889,151           13.01          178,078             602              88.05

10.000 - 10.999                72       9,158,302            2.25           127,199             563              87.67

11.000 - 11.999                 4       261,959              0.06            65,490             578              89.46

12.000 - 12.999                 1       75,457               0.02            75,457             534              68.00
TOTAL:                        2,425      $406,572,807       100.00%      $  167,659             629              83.28%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately
8.2939% per annum

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                 NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                             % OF           AVERAGE                             WEIGHTED
NEXT INTEREST ADJUSTMENT    NUMBER OF      PRINCIPAL       PRINCIPAL       PRINCIPAL     WEIGHTED AVERAGE       AVERAGE
DATE                          LOANS         BALANCE         BALANCE         BALANCE        CREDIT SCORE       ORIGINAL LTV
-------------------------- ------------ ---------------- -------------- ---------------- ------------------ -----------------
Fixed Rate Mortgages           905       $104,889,061       25.80%       $ 115,900              641              85.35%

May-2007                        1       203,789              0.05           203,789             602              80.00

February-2008                   1       302,874              0.07           302,874             567              95.00

April-2008                      1       58,329               0.01             58,329            531              90.00

May-2008                        1       178,347              0.04           178,347             585              84.00

June-2006                       2       438,042              0.11           219,021             696              76.20

July-2008                      16       3,212,800            0.79           200,800             645              88.21

August-2008                    36       7,079,743            1.74           196,660             626              82.08
September-2008                1,112   215,897,115           53.10           194,152             624              82.23

October-2008                   91       19,576,989           4.82           215,132             627              85.94

November-2008                  21       4,276,835            1.05           203,659             636              83.41

July-2009                       1       112,153              0.03           112,153             617              47.00

August-2009                    13       2,581,336            0.63           198,564             601              85.79

September-2009                 138      26,206,904           6.45           189,905             618              83.10

October-2009                    6       1,291,880            0.32           215,313             643              89.42

November-2009                   1       132,600              0.03           132,600             706              85.00

August-2011                     2       477,895              0.12           238,948             610              79.85

September-2011                 33       8,957,227            2.20           271,431             639              84.05

October-2011                   39       9,644,938            2.37           247,306             650              76.91

November-2011                   5       1,053,950            0.26           210,790             678              83.44
TOTAL:                        2,425      $406,572,807       100.00%      $  167,659             629              83.28%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 26.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                        DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                  NUMBER OF       PRINCIPAL     % OF PRINCIPAL        AVERAGE        WEIGHTED AVERAGE     WEIGHTED AVERAGE
CATEGORY            LOANS          BALANCE          BALANCE      PRINCIPAL BALANCE     CREDIT SCORE         ORIGINAL LTV
---------------- ------------- ---------------- ---------------- ------------------ -------------------- --------------------
Not Available         12       $3,901,886            0.96%           $325,157               687                 81.44%
20.00 or Less         83       17,538,862            4.31%            211,312               636                 83.16%
20.01 - 25.00        108       16,889,626            4.15             156,385               632                 83.13
25.01 - 30.00        176       29,005,519            7.13             164,804               625                 82.98
30.01 - 35.00        280       45,150,814            11.11            161,253               627                 83.61

35.01 - 40.00        400       64,126,916            15.77            160,317               632                 83.18

40.01 - 45.00        521       88,592,195            21.79            170,043               632                 83.46

45.01 - 50.00        711       117,214,434           28.83            164,859               628                 83.54

50.01 - 55.00        134       24,152,556            5.94             180,243               611                 81.84

TOTAL:              2,425       $ 406,572,807       100.00%          $ 167,659              629                 83.28%

As of the cut-off date, the non-zero weighted average debt-to-income ratio of the mortgage loans was approximately 40.07%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.